Exhibit 23.1

Independent Auditors’ Consent

When the transaction referred to in note 13 (i) of the notes to the consolidated financial statements has been consummated, we will be in a position to render the following consent.

                                                                                                                KPMG LLP

The Board of Directors
Acorda Theratutics, Inc:

We consent to the use of our report included herein and to the references to our firm under the headings “Experts” and “Selected Consolidated Financial and Operating Data” in the prospectus.

Short Hills, New Jersery